UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2004 (November 4, 2004)

SEQUA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-804	13-1885030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166

(Address of principal executive officers)	(Zip code)

Registrant's telephone number, including area code	(212) 986-5500

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     Disclosure information required for Item 1.01 is contained in Item 2.01 below which is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

     On November 4, 2004, Sequa Corporation (Sequa) through its wholly owned subsidiary, Sequa Can Machinery, Inc., sold the business and substantially all of the assets and certain of the liabilities of Sequa Can Machinery, Inc. and its affiliated companies (collectively referred to as Sequa Can Machinery) to Stolle Machinery Company, LLC, a Delaware limited liability company.

Sequa received $40.8 million in cash, subject to certain adjustments.

The Sequa Can Machinery business manufactures high-speed equipment to coat, decorate and form the cup, body and end of two-piece food and beverage cans. Sequa Can Machinery also supplies specialty systems for non-round and non-food/beverage containers.

Sequa's press release dated November 5, 2004 and the Asset Purchase Agreement by and between Sequa Can Machinery and Stolle Machinery Company, LLC are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits
(b)	Unaudited pro forma financial information of Sequa reflecting the sale of the Sequa Can Machinery business.

The unaudited pro forma consolidated financial information gives effect to the sale of the Sequa Can Machinery business as if the disposition had occurred for balance sheet purposes on September 30, 2004, and for income statement purposes on January 1 of each period presented. The Pro Forma Consolidated Balance Sheet at September 30, 2004 includes an estimated $3.2 million after-tax gain on the sale of the Sequa Can Machinery business. This pro forma adjustment has not been made to the Pro Forma Statement of Operations as it will not have a continuing impact on Sequa's results of operations.

The pro forma adjustments are based on presently available information. The pro forma gain on the sale of the Sequa Can Machinery business is based on the net book value at September 30, 2004 of the net assets sold and a preliminary purchase price which is subject to final cash settlement adjustments. Sequa anticipates that the preliminary gain on the sale will be finalized by the second quarter of 2005. Accordingly, Sequa's actual recording of the disposition may differ from the pro forma financial information. The unaudited pro forma financial information has been included as required by the Securities and Exchange Commission and is not necessarily indicative of the results that would have been reported had the disposition actually occurred on the dates specified, nor is it indicative of the results that may be obtained in the future.

SEQUA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 2004
(Amounts in thousands)
(Unaudited)
		Pro Forma Adjustments
		Sale of
	Sequa	Sequa Can Machinery		Other	Sequa
	Historical	Business		Adjustments	Pro Forma
Current assets
Cash and cash equivalents	$ 144,903	$ 40,748	(A), (B)	$ -	$ 185,651
Trade receivables, net	380,530	(7,943)	(B)	-	372,587
Inventories	428,854	(18,800)	(B)	-	410,054
Assets of discontinued operations	12,422	-		-	12,422
Deferred income taxes	50,344	-		-	50,344
Other current assets	36,038	(2,646)	(B)	-	33,392

Total current assets	1,053,091	11,359		-	1,064,450

Investments
Investments and other receivables	104,746	-		-	104,746
Assets of discontinued operations	69,449	-		-	69,449

	174,195	-		-	174,195

Property, plant and equipment, net	434,203	(4,342)	(B)	-	429,861

Other assets
Goodwill	145,640	(1,396)	(B)	-	144,244
Deferred income taxes	21,788	(2,920)	(E)	-	18,868
Deferred charges and other assets	91,597	(4,604)	(B)	-	86,993

	259,025	(8,920)		-	250,105

Total assets	$ 1,920,514	$ (1,903)		$ -	$ 1,918,611

Current Liabilities
Current maturities of long-term debt	$ 474	$ -		$ -	$ 474
Accounts payable	191,907	(4,085)	(B)	-	187,822
Taxes on income	21,063	-		-	21,063
Accrued expenses	167,657	(1,011)	(B),(D)	-	166,646

Total current liabilities	381,101	(5,096)		-	376,005

Noncurrent liabilities
Long-term debt	798,113	-		-	798,113
Liabilities of discontinued operations	1,681	-		-	1,681
Other noncurrent liabilities	128,050	-		-	128,050

	927,844	-		-	927,844

Shareholders' equity
Preferred and common stock	11,873	-		-	11,873
Capital in excess of par	291,139	-		-	291,139
Retained earnings	396,980	3,171	(C)	-	400,151
Accumulated other comprehensive income	(10,944)	22	(B)	-	(10,922)

	689,048	3,193		-	692,241
Less: Cost of treasury stock	77,479				77,479

Total shareholders' equity	611,569	3,193		-	614,762

Total liabilities and shareholders' equity	$ 1,920,514	$ (1,903)		$ -	$ 1,918,611

SEQUA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Amounts in thousands)
(Unaudited)

		Pro Forma Adjustments

	Sequa	Sequa Can Machinery	Other		Sequa
	Historical	Results	Adjustments		Pro Forma

Sales	$1,417,079	$ (39,916)	$ -		$1,377,163

Costs and expenses
Cost of sales	1,162,143	(28,543)	-		1,133,600
Selling, general and
administrative	188,640	(8,860)	-		179,780

	1,350,783	(37,403)	-		1,313,380

Operating Income	66,296	(2,513)	-		63,783

Other income (expense)
Interest expense	(53,904)	1	-		(53,903)
Interest income	2,843	(99)	-		2,744
Equity in income of unconsolidated
joint ventures	5,874				5,874
Other, net	(5,502)	(1)	-	(F)	(5,503)

Income (loss) before income taxes	15,607	(2,612)	-		12,995

Income tax (provision) benefit	(3,600)	1,100	-	(G)	(2,500)

Income from continuing operations after tax	12,007	$ (1,512)	$ -		10,495

Preferred dividend	(1,548)				(1,548)

Income from continuing operations after tax available to common shareholders	$ 10,459				$ 8,947

Weighted average number of common shares
Basic	10,445				10,445
Diluted	10,506				10,506

Basic earnings per share
from continuing operations:	$ 1.00				$ 0.86

Diluted earnings per share
from continuing operations:	$ 1.00				$ 0.85

SEQUA CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
(Amounts in thousands)
(Unaudited)

		Pro Forma Adjustments

	Sequa	Sequa Can Machinery	Other		Sequa
	Historical*	Results	Adjustments		Pro Forma

Sales	$1,626,188	$ (78,904)	$ -		$1,547,284

Costs and expenses
Cost of sales	1,357,596	(61,928)	-		1,295,668
Selling, general and
Administrative	215,779	(11,986)	-		203,793

	1,573,375	(73,914)	-		1,499,461

Operating Income	52,813	(4,990)	-		47,823

Other income (expense)
Interest expense	(68,289)	4	-		(68,285)
Interest income	2,475	6	-		2,481
Equity in income of unconsolidated
Joint ventures	9,673	-	-		9,673
Other, net	772	(8)	320	(F)	1,084

(Loss) income before income taxes	(2,556)	(4,988)	320		(7,224)

Income tax benefit (provision)	4,600	2,100	(125)	(G)	6,575

Income (loss) from continuing operations after tax	2,044	$ (2,888)	$ 195		(649)

Preferred dividend	(2,064)				(2,064)

Income from continuing operations after
tax available to common shareholders	$ (20)				$ (2,713)

Weighted average number of common shares
Basic	10,436				10,436
Diluted	10,437				10,437

Basic and diluted earnings per share
From continuing operations:	$ 0.00				$ (0.26)

* Sequa Historical amounts restated for the April 1, 2004 sale of TurboCombustor Technologies, Inc.

Sequa Corporation and Subsidiaries

Notes to Pro Forma Statements

(Dollars in thousands)

(Unaudited)
Pro Forma Balance Sheet Adjustments:

(A)

Estimated proceeds from the sale of the Sequa Can Machinery business. The preliminary purchase price has been adjusted to reflect a preliminary cash settlement adjustment as of September 30, 2004. (See (C) below).

(B)	Net operating assets of the Sequa Can Machinery business sold.

(C)	Preliminary after-tax gain, in thousands of dollars, on the sale of the Sequa Can Machinery business, which was calculated as follows:

Preliminary cash proceeds	$36,000
Preliminary cash settlement adjustment	4,771

Preliminary adjusted proceeds	40,771
Book value as of September 30, 2004 of net assets sold	(33,460)
Estimated other closing costs	(1,220)

Estimated pre-tax gain on sale	6,091
Estimated tax provision	(2,920)

Estimated after-tax gain on sale	$3,171

The estimated tax provision was calculated at a rate specific to Sequa Can Machinery of 39%, after adding back non-deductible goodwill of approximately $1.4 million.

(D)	Estimated other accrued closing costs primarily consist of a pension plan curtailment loss and other miscellaneous closing costs.

(E)	The estimated tax effect of the sale of the Sequa Can Machinery business.

Pro Forma Statement of Income Adjustments:

(F)

Elimination of discount expense associated with the sale of receivables. While there were no receivables sold as of December 31, 2003, the pro-forma adjustments with respect to the Consolidated Statement of Operations give effect to the sale of the Sequa Can Machinery business as though the disposition had occurred on January 1, 2003. There was no discount expense incurred in 2004.

(G)	The tax effect at 39% on the pro-forma adjustments.

Exclusion of Turbine Airfoils Division

On October 22, 2004, Sequa, through its wholly owned Chromalloy Gas Turbine Corporation subsidiary (Chromalloy), sold the business and substantially all of the assets and certain of the liabilities of Chromalloy's Turbine Airfoils Division (TAD) to Turbine Airfoils Designs, Inc. The pro-forma Balance Sheet and pro-forma Statements of Operations included above do not include the pro-forma effects of the sale of TAD. The TAD transaction is not considered significant to the overall consolidated financial statements. Chromalloy received $1.0 million in cash subject to adjustments and $7.0 million in notes receivable on the sale of TAD and Sequa is currently in the process of determining the appropriate accounting classification for the TAD transaction in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

  Exhibits

2.1 Purchase Agreement dated November 4, 2004 by and between Sequa Can Machinery, Inc., Sequa Can Machinery, Limited, Sequa Corporation and Stolle Machinery Company, LLC.

2.2 Press Release of Sequa dated November 5, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEQUA CORPORATION

	BY	/S/ HOWARD M. LEITNER

Howard M. Leitner
Senior Vice President, Finance
(Chief Financial Officer)

November 10, 2004